Exhibit 99.1

South Texas Project Development Slowed to Await Guidance on Nuclear Generation Regulatory Requirements

New York City; March 21, 2011—Nuclear Innovation North America LLC (NINA), the nuclear development company jointly owned by NRG Energy, Inc. (NYSE: NRG) and Toshiba Corporation (TOKYO: 6502), is reducing the scope of development at the South Texas Project (STP 3&4) expansion to allow time for the U.S. Nuclear Regulatory Commission (NRC) and other nuclear stakeholders to assess the lessons that can be learned from the events in Japan. Continuing work on STP 3&4, for the time being, will be limited to work related to licensing and securing the federal loan guarantee upon which the project depends.

“Our hearts go out to the Fukushima plant operators who have acted heroically to control the crisis in Japan, and NRG and our partners stand squarely behind new nuclear power as the most important component in our transition to a low-carbon economy,” said David Crane, Chairman of the Board of NINA and President and CEO of NRG Energy. “However, our best course of action in this immediate period of uncertainty is to minimize project spend, continue with those activities we can control and wait until there is more information upon which we can base our long-term decisions. This is the financially disciplined course of action in uncertain and challenging times.”

The decision to reduce the scope of permitting and development activities was made jointly by NRG, Toshiba and NINA.

“Since STP is very differently situated from the stricken nuclear plant in Japan — ten miles from the Gulf of Mexico, in a non-seismic area with hardened watertight protection around both its backup generation and its spent fuel storage facilities — it is not obvious to us that any modifications are necessary to regulatory requirements applicable to either our existing or planned nuclear facilities. However, as we unreservedly support our government’s proposed nuclear safety review, the prudent thing for us to do is to await the outcome of that review before committing more of our own or our partners’ capital,” Crane added.

NRG remains committed to the timeframe previously established for making key decisions on the Company’s continuing involvement with the development of STP 3&4.

While new guidance on regulatory requirements for permitting new nuclear generation is expected, NRG and our partners continue to believe the Advanced Boiling Water Reactor (ABWR) meets the most rigorous safety standards.

The ABWR units operational in Japan were not damaged by the massive Japanese earthquake and continued operating. Nuclear units closer to the epicenter of the earthquake than Fukushima, and located on the ocean, but using more modern designs and safety equipment, similar to the systems used in ABWR units, shut down safely following the earthquake and tsunami.

“We are confident that the proven Advanced Boiling Water Reactor (ABWR) being licensed for the STP expansion is the safest nuclear technology in operation today,” said Steve Winn, President of NINA.

About Nuclear Innovation North America

Nuclear Innovation North America (NINA) is a partnership between NRG and Toshiba focused on developing new nuclear expansion projects using Advanced Boiling Water Reactor (ABWR) technology—the only advanced nuclear technology certified by the Nuclear Regulatory Commission that has been built on time and on budget. NINA is currently developing the 2,700 megawatt South Texas Project expansion with San Antonio’s CPS Energy and the South Texas Project Nuclear Operating Company. NINA is also exploring other development opportunities to employ ABWR in additional projects across North America. More information is available at www.nuclearinnovation.com.

About NRG Energy

NRG Energy, Inc. is a Fortune 500 and S&P 500 Index company that owns and operates one of the country’s largest and most diverse power generation portfolios. Headquartered in Princeton, NJ, the Company’s power plants provide nearly 25,000 megawatts of generation capacity—enough to supply nearly 20 million homes. NRG’s retail businesses, Reliant Energy and Green Mountain Energy Company, combined serve more than 1.8 million residential, business, commercial and industrial customers. With investments in solar, wind and nuclear power, as well as electric vehicle infrastructure, NRG is working to help America transition to a clean energy economy. More information is available at www.nrgenergy.com.

About Toshiba

Toshiba is a world leader and innovator in pioneering high technology, and a diversified manufacturer and marketer of advanced electronic and electrical products spanning information & communications systems; digital consumer products; electronic devices and components; power systems, including nuclear energy; industrial and social infrastructure systems; and home appliances. Toshiba was founded in 1875, and today operates a global network of more than 740 companies, with 204,000 employees worldwide and annual sales surpassing 6.3 trillion yen (US$68 billion). Visit Toshiba’s web site at www.toshiba.co.jp/index.htm.

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Safe Harbor Disclosures

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our expectations regarding the timing and completion of STP Units 3 and 4, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, successful partnering relationships, loan guarantees, hazards customary in the power industry, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, construction delays, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, and our ability to access capital markets.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Toshiba Disclaimer

This press release contains forward-looking statements concerning future plans, strategies and the performance of Toshiba Group. These statements are based on management’s assumptions and beliefs in light of the economic, financial and other data currently available. Furthermore, they are subject to a number of risks and uncertainties. Toshiba therefore wishes to caution readers that actual results might differ materially from our expectations. Major risk factors that may have a material influence on results are indicated below, though this list is not necessarily exhaustive.

• Disputes including lawsuits in Japan and other countries;

• Success or failure of alliances or joint ventures promoted in collaboration with other companies;

• Success or failure of new businesses or R&D investment;

• Changes in political and economic conditions in Japan and abroad; unexpected regulatory changes;

• Major disasters, including earthquakes and typhoons;

• Rapid changes in the supply/demand situation in major markets and intensified price competition;

• Significant capital expenditure for production facilities and rapid changes in the market;

• Changes in financial markets, including fluctuations in interest rates and exchange rates.

This press release contains forward-looking statements and information about our current and future prospects, operations and financial results, which are based on currently available information. Actual future results and financial performance could vary significantly from those anticipated in such statements.

Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2009, February 28, 2010, and May 31, 2010, and other reports filed with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings. Our current expectations may not be realized as a result of, among other things:

•  Changes in our clients’ financial conditions, including their capital spending;

•  Our ability to obtain new contracts and meet our performance obligations;

•  Client contract cancellations or modifications to contract scope;

•  Worsening global economic conditions;

•  Changes to the regulatory environment;

•  Failure to achieve projected backlog.

As a result of these risks and others, actual results could vary significantly from those anticipated in this presentation, and our financial condition and results of operations could be materially adversely affected. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events, or otherwise.

Contacts:

Media contacts:	Investor Relations:

NRG Energy Meredith Moore 609.524.4522	NRG Energy Nahla Azmy 609.524.4526

David Knox 713.537.2130 Lori Neuman 609.524.4525	Stefan Kimball 609.524.4527 Erin Gilli 609.524.4528

Toshiba Corporation Corporate Communications Office +81-3-3457-2105 www.toshiba.co.jp/contact/media.htm